Exhibit 10.23

SECOND AMENDMENT TO THE
COLLABORATION AND LICENSE AGREEMENT

This SECOND AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT (“Second Amendment”), is between DYAX CORP., a Delaware corporation, having a principal place of business at One Kendall Square, Bldg. 600, Cambridge, Massachusetts 02139 (“Dyax”); and BRACCO IMAGING S.p.A., an Italian company having its principal place of business at E. Folli 50, 20134 Milano (“Bracco”).  Dyax and Bracco may be referred to each as a “Party” or collectively as the “Parties”.  The Parties hereby agree as follows:

RECITALS

WHEREAS, the Parties have previously executed a COLLABORATION AND LICENSE AGREEMENT (“Agreement”), effective October 31, 2000;

WHEREAS, the Parties have previously executed a FIRST AMENDMENT TO THE COLLABORATION AND LICENSE AGREEMENT (“First Amendment”), effective January 1, 2004, which, inter alia, extended the Research Term of the Agreement by another three years;

WHEREAS, the Agreement and First Amendment require, inter alia, collaboration and cooperation between the Parties in using their respective technologies and expertise to discover and develop product candidates for use in diagnostic imaging and certain therapeutic fields;

WHEREAS, the Parties thus each share an identical or substantially identical common legal interest in obtaining strong, valid and enforceable patents to protect any and all discoveries and inventions resulting from this collaboration and cooperation;

WHEREAS, the Parties agree that such identical or substantially identical common legal interest is best protected by maintaining an open but privileged communication between or among each of the respective counsels for the Parties;

WHEREAS, the Parties thus wish to add provisions to the Agreement to confirm, memorialize and ensure that any and all past, present and future communications between or among their respective counsels are and remain confidential and protected from disclosure to any third parties by the attorney client privilege;

NOW, THEREFORE, in consideration of the foregoing and the covenants and premises contained in the Agreement, First Amendment and Second Amendment, the Parties hereto hereby agree to the following provisions to be added to the Agreement:

AMENDMENTS

New Article 8, Sections 8.4(a) and (b) are hereby added, which recite:

8.4.          Communications Between Or Among Counsels

a.             Bracco and Dyax agree that any and all past, present and future communications, whether oral, electronic or written, between or among their respective counsels pertaining to any patent applications, patent rights or any other patent related issues, are and will remain forever confidential unless agreed otherwise in writing by both Parties.

b.             Bracco and Dyax agree that any and all past, present and future communications, whether oral, electronic or written, between or among their respective counsels pertaining to any patent applications, patent rights or any other patent related issues, are within the scope of their identical or substantially identical common legal interest in obtaining strong, valid and enforceable patents to protect any and all discoveries and inventions, and thus are protected from disclosure to any third parties by the attorney client privilege.  Bracco and Dyax further agree that this attorney client privilege cannot be waived by any one Party without the written consent of the other Party.

c.             Bracco and Dyax agree that, in the event one Party is subpoenaed or otherwise ordered by a legitimate government authority to produce the subject of a communication which was either confidential and/or protected by attorney client privilege, the producing Party will use all reasonable efforts to maintain the confidentiality and/or protect the privileged communication from disclosure.  The producing Party will further keep the other Party informed of all details relating to the production of the subject confidential and/or privileged communication, including but not limited to providing a copy of each and every document, paper and/or pleading filed, received or produced relating to confidential and/or privileged communication.

DYAX CORP.			BRACCO IMAGING S.p.A.

By:	/s/ Ivana Magovcevic		By:	/s/ Petro Mescherpa
	Name: Ivana Magovcevic			Name: Petro Mescherpa
	Title:	Senior Vice President		Title: Member of Board
Legal Affairs and
Chief Patent Counsel